FOR IMMEDIATE RELEASE

CARRIAGE SERVICES ANNOUNCES RECORD RESULTS FOR FIRST QUARTER 2015
HOUSTON, May 5, 2015 /PRNewswire/ -- Carriage Services, Inc. (NYSE: CSV) today announced results for the quarter ending March 31, 2015.
Melvin C. Payne, Chief Executive Officer, stated, “Our 2015 First Quarter Performance set numerous earning power milestone records with Adjusted Net Income of $8.0 million equal to Adjusted Diluted EPS of $0.42 and Adjusted Net Income Margin of 12.6% on record Revenue of $63.3 million. The four simultaneous leveraging dynamics (operating, overhead, capital structure and consolidation platform) of Carriage’s consolidation and operating platform for funeral homes and cemeteries contributed to the leveraging of a 13.7% Total Revenue increase into much larger increases of 20.7% in Total Field EBITDA, 30.2% in Adjusted Consolidated EBITDA, 35.5% in Adjusted Diluted EPS, and 368.9% in Adjusted Free Cash Flow.
The cash earning power of Carriage, as defined by Adjusted Consolidated EBITDA Margin, reached a record 31.1% of Total Revenue in the first quarter, an increase of 390 basis points from 27.2% in the first quarter of 2014. This cash earning power milestone was primarily driven by the $4.7 million increase in Total Field EBITDA, an increase of 20.7% of which about 50% was contributed by our same store funeral and cemetery portfolio (owned prior to January 1, 2011) and 50% from our acquisition funeral and cemetery portfolio (owned since January 1, 2011). Moreover, we were able to produce a record Total Field EBITDA Margin of 43.5% of Total Revenue while substantially reducing Total Overhead by $1.6 million (15.8%), which combined with lower interest and financial transaction fees from previous capital structure improvements, resulted in record Free Cash Flow of $10.8 million.
Shown below are the highlights of our first quarter performance (in millions):
Three Months ended March 31, 2015

•	Total Revenue of $63.3 million, an increase of 13.7%;

•	Adjusted Consolidated EBITDA of $19.7 million, an increase of 30.2%;

•	Adjusted Consolidated EBITDA Margin up 390 basis points to 31.1%;

•	Adjusted Diluted Earnings Per Share of $0.42, an increase of 35.5%;

•	Adjusted Net Profit Margin up 230 basis points to 12.6%; and

•	Adjusted Free Cash Flow of $10.8 million, an increase of 368.9%.
We recently published and made available to all shareholders through our website a Carriage Investor Reference Book which included a personal introduction that offered my executive summary editorial comments about the enclosed materials because I believed that each had substantive investment merit that a longer term shareholder would appreciate learning about. From time to time I will use our public press releases to supplement the contents of our Carriage Investor Reference Book, including today on the subject of Capital Allocation.
As CEO of Carriage over the last twenty-four years, I have learned that our rapidly increasing Free Cash Flow represents precious internally generated equity capital that should be allocated among various options (dividends, share repurchases, debt reduction, acquisitions and internal growth projects) to create maximum shareholder value “per share” over long periods of time. To achieve this goal, we must be judicious in the management of our dilutive shares outstanding, which at the end of 2014 were 1.2 million less (6.4%) than at the end of 2007 while Total Revenue has increased by 50%, primarily through acquisitions funded mostly from Free

Cash Flow. Moreover, over the last seven years we have substantially improved the credit profile of our company and currently enjoy the lowest cost of capital in our history.
While we will continue to grow selectively by acquisition, we are also capitalizing on a record number of wonderful internal growth opportunities by allocating our capital to build high quality cemetery product at a handful of our largest cemeteries, to construct new “first in class” funeral homes where our brand is dominant and the market is growing, and to acquire currently leased property that is immediately accretive and provides the flexibility to invest in expanding our facilities to increase market share. Our revised acquisition methodology was specifically designed to identify the best remaining businesses in the best strategic markets, creating future internal opportunities to deploy additional capital for growth at high rates of long-term returns on invested capital.
While we have had a strong start to 2015 due to broad based High Performance by our Managing Partners and their employee teams, coupled with a higher relative death rate compared to 2014, we remain committed to getting better over time in all areas of our Company.  Our two major areas of focus for 2015 are cremation revenue averages and cemetery preneed property sales, both of which have improved materially thus far. This year marks the fourth year in our Five Year Good To Great Journey with the annual theme of:
“Carriage Services 2015: High Performance through Passion and Partnership!”
Our high performance in the first quarter was consistent with our 2015 theme, but we remain focused on sustaining a high performance for the remainder of the year and thereafter,” concluded Mr. Payne.
FIELD OPERATIONS
Three Months Ended March 31, 2015 compared to Three Months Ended March 31, 2014

•	Total Field Revenue increased 13.7% to $63.3 million;

•	Total Field EBITDA increased 20.7% to $27.5 million;

•	Total Field EBITDA Margin increased 250 basis points to 43.5%;

•	Total Funeral Operating Revenue increased 14.7% to $47.6 million;

•	Same Store Funeral Revenue increased 6.4% with same store volume increasing 4.6%;

•	Acquisition Funeral Revenue increased 50.2% with acquisition volume increasing 49.8%;

•	Total Funeral Field EBITDA increased 22.7% to $19.5 million;

•	Total Funeral Field EBITDA Margin increased 270 basis points to 40.9%;

•	Total Cemetery Operating Revenue increased 13.5% to $11.1 million;

•	Cemetery pre-need property sale contracts increased 30.2% to 2,140;

•	Preneed property revenue recognized increased 27.7% and At-need revenue increased 6.5%;

•	Total Cemetery Field EBITDA increased 36.0% to $3.9 million;

•	Total Cemetery Field EBITDA Margin increased 570 basis points to 34.7%;

•	Total Financial Revenue increased 4.0% to $4.6 million;

•	Funeral Financial Revenue increased 2.9% to $2.6 million;

•	Cemetery Financial Revenue increased 5.5% to $2.0 million;

•	Total Financial EBITDA increased 2.7% to $4.2 million;

•	Total Financial EBITDA Margin decreased 120 basis points to 92.5%.

FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three months ended March 31, 2015 of $10.8 million compared to Free Cash Flow from operations of $2.3 million for the corresponding period in 2014. The sources and uses of cash for the three months ended March 31, 2014 and 2015 consisted of the following (in millions):

	Three Months Ended March 31,
	2014	2015
Cash flow provided by (used in) operating activities	$(1.6)	$12.6
Adjustment for tax benefit of Good to Great stock awards	4.8	—
Cash used for maintenance capital expenditures	(0.9)	(1.8)
Adjusted Free Cash Flow	$2.3	$10.8
Cash at beginning of period	1.4	0.4
Acquisitions	—	(4.3)
Proceeds from the sale of businesses and other assets	0.2	—
Net payments on our revolving credit facility, term loan and long-term debt obligations	(40.1)	(2.2)
Proceeds from issuance of convertible subordinated notes	143.7	—
Payment of issuance costs related to the convertible subordinated notes	(4.4)	—
Redemption of convertible junior subordinated debentures	(61.9)	—
Payments for performance awards	(16.2)	—
Excess tax benefit of equity compensation	0.8	0.4
Growth capital expenditures	(4.1)	(4.6)
Dividends on common stock	(0.4)	(0.5)
Other investing and financing activities, net	0.6	0.3
Cash at March 31st	$21.9	$0.3
ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, plus likely acquisitions for the Rolling Four Quarter Outlook period ending March 31, 2016. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
ROLLING FOUR QUARTER OUTLOOK – Period Ending March 31, 2016

Range (in millions, except per share amounts)
Revenues	$244 - $248
Adjusted Consolidated EBITDA	$70 - $72
Adjusted Net Income	$28 - $30
Adjusted Diluted Earnings Per Share(1)	$1.55 - $1.59
Factors affecting our analysis include, among others, number, size and timing of closing of acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model, Withdrawable Trust Income and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share for the four quarter period ending March 31, 2016 are expected to improve relative to the trailing four quarter period ending March 31, 2015 for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Increases in Acquired Cemetery Revenue and Acquired Cemetery Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Same Store Cemetery Revenue and Same Store Cemetery Field EBITDA; and

•	Increases in Financial Revenue and Financial EBITDA from trust funds.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to a share price increase and EPS dilution calculations related to our convertible notes.

TRUST FUND PERFORMANCE

For the three months ended March 31, 2015, Carriage’s discretionary trust funds gained 2.7% compared to our 70/30 index benchmark of 2.1%. The current yield on Carriage's discretionary fixed income portfolio, which comprises 73% of discretionary trust assets, is 7.0% and the estimated annual income for the discretionary portfolio is approximately $10.7 million.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

3 months ended 3/31/15	2.7%	2.5%	1.0%	2.5%	2.1%
1 year ended 12/31/14	8.3%	7.9%	13.7%	2.5%	5.8%
2 years ended 12/31/14	23.8%	22.7%	50.4%	10.1%	22.2%
3 years ended 12/31/14	48.9%	43.7%	74.5%	27.5%	41.6%
4 years ended 12/31/14	44.6%	41.0%	78.1%	33.8%	47.1%
5 years ended 12/31/14	74.5%	66.6%	105.0%	54.1%	69.3%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).
(2)	The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of March 31, 2015 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$2,501	1%	$17,778	7%
Equities	46,598	25%	64,611	27%
Fixed Income	135,845	72%	151,356	64%
Other/Insurance	3,365	2%	3,599	2%
Total Portfolios	$188,309	100%	$237,344	100%

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, May 6, 2015 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-33629228) and ask for the Carriage Services conference call. A replay of the conference call will be available through May 10, 2015 and may be accessed by dialing 855-859-2056 (ID-33629228). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Bill Heiligbrodt at 713-332-8553.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2014	2015	% Change

Same Store Contracts
Atneed Contracts	5,336	5,544	3.9%
Preneed Contracts	1,313	1,413	7.6%
Total Same Store Funeral Contracts	6,649	6,957	4.6%
Acquisition Contracts
Atneed Contracts	1,118	1,643	47.0%
Preneed Contracts	208	343	64.9%
Total Acquisition Funeral Contracts	1,326	1,986	49.8%
Total Funeral Contracts	7,975	8,943	12.1%

Funeral Operating Revenue
Same Store Revenue	$33,664	$35,835	6.4%
Acquisition Revenue	7,820	11,749	50.2%
Total Funeral Operating Revenue	$41,484	$47,584	14.7%

Cemetery Operating Revenue
Same Store Revenue	$9,712	$10,268	5.7%
Acquisition Revenue	55	822	1,394.5%
Total Cemetery Operating Revenue	$9,767	$11,090	13.5%

Financial Revenue
Preneed Funeral Commission Income	$564	$355	-37.1%
Preneed Funeral Trust Earnings	1,916	2,198	14.7%
Cemetery Trust Earnings	1,584	1,641	3.6%
Preneed Cemetery Finance Charges	337	385	14.2%
Total Financial Revenue	$4,401	$4,579	4.0%
Total Revenue	$55,652	$63,253	13.7%

Field EBITDA
Same Store Funeral Field EBITDA	$12,900	$14,556	12.8%
Same Store Funeral Field EBITDA Margin	38.3%	40.6%	230 bp
Acquisition Funeral Field EBITDA	2,955	4,895	65.7%
Acquisition Funeral Field EBITDA Margin	37.8%	41.7%	390 bp
Total Funeral Field EBITDA	$15,855	$19,451	22.7%
Total Funeral Field EBITDA Margin	38.2%	40.9%	270 bp

Same Store Cemetery Field EBITDA	$2,838	$3,550	25.1%
Same Store Cemetery Field EBITDA Margin	29.2%	34.6%	540 bp
Acquisition Cemetery Field EBITDA	(8)	300	3,850.0%
Acquisition Cemetery Field EBITDA Margin	-14.5%	36.5%	5,100 bp
Total Cemetery Field EBITDA	$2,830	$3,850	36.0%
Total Cemetery Field EBITDA Margin	29.0%	34.7%	570 bp

Funeral Financial EBITDA	$2,226	$2,271	2.0%
Cemetery Financial EBITDA	1,898	1,964	3.5%
Total Financial EBITDA	$4,124	$4,235	2.7%
Total Financial EBITDA Margin	93.7%	92.5%	-120 bp

Total Field EBITDA	$22,809	$27,536	20.7%
Total Field EBITDA Margin	41.0%	43.5%	250 bp

OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2014	2015	% Change

Overhead
Total Variable Overhead	$3,863	$2,430	-37.1%
Total Regional Fixed Overhead	786	823	4.7%
Total Corporate Fixed Overhead	5,574	5,353	-4.0%
Total Overhead	$10,223	$8,606	-15.8%
Overhead as a percent of sales	18.4%	13.6%	-480 bp

Consolidated EBITDA	$12,586	$18,930	50.4%
Consolidated EBITDA Margin	22.6%	29.9%	730 bp

Other Expenses and Interest
Property Depreciation & Amortization	$2,757	$3,322	20.5%
Non Cash Stock Compensation	729	1,089	49.4%
Interest Expense	2,844	2,550	-10.3%
Accretion of Discount on Convertible Subordinated Notes	171	827	383.6%
Loss on Redemption of Convertible Junior Subordinated Debentures	3,779	—	-100.0%
Other, Net	(368)	119	-132.3%
Pretax Income	$2,674	$11,023	312.2%
Net Tax Provision	1,043	4,605	341.5%
GAAP Net Income	$1,631	$6,418	293.5%

Special Items, Net of tax except for **
Withdrawable Trust Income	$149	$—
Acquisition and Divestiture Expenses	491	335
Severance Costs	209	84
Consulting Fees	159	76
Other Incentive Compensation	660	—
Accretion of Discount on Convertible Subordinated Notes **	171	827
Loss on Redemption of Convertible Junior Subordinated Debentures	2,493	—
Gain on Asset Purchase	(746)	—
Other Special Items	503	98
Tax Adjustment from Prior Period **	—	141
Sum of Special Items, Net of tax	$4,089	$1,561	-61.8%

Adjusted Net Income	$5,720	$7,979	39.5%
Adjusted Net Profit Margin	10.3%	12.6%	230 bp

Adjusted Basic Earnings Per Share	$0.31	$0.43	38.7%
Adjusted Diluted Earnings Per Share	$0.31	$0.42	35.5%

GAAP Basic Earnings Per Share	$0.09	$0.35	288.9%
GAAP Diluted Earnings Per Share	$0.09	$0.34	277.8%

Effective Tax Rate	39.0%	41.8%
Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$12,586	$18,930	50.4%
Withdrawable Trust Income	225	—
Acquisition and Divestiture Expenses	744	508
Severance Costs	317	127
Consulting Fees	241	115
Other Incentive Compensation	1,000	—
Adjusted Consolidated EBITDA	$15,113	$19,680	30.2%
Adjusted Consolidated EBITDA Margin	27.2%	31.1%	390 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2014	March 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$413	$317
Accounts receivable, net	19,264	18,637
Inventories	5,294	5,432
Prepaid expenses	4,590	4,556
Other current assets	7,144	2,369
Total current assets	36,705	31,311
Preneed cemetery trust investments	71,972	72,534
Preneed funeral trust investments	97,607	97,240
Preneed receivables, net	26,284	26,431
Receivables from preneed trusts	12,809	12,795
Property, plant and equipment, net	186,211	193,984
Cemetery property	75,564	75,264
Goodwill	257,442	261,291
Deferred charges and other non-current assets	14,264	15,136
Cemetery perpetual care trust investments	48,670	49,249
Total assets	$827,528	$835,235

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$9,838	$10,624
Accounts payable	6,472	6,463
Other liabilities	1,437	788
Accrued liabilities	15,203	12,211
Total current liabilities	32,950	30,086
Long-term debt, net of current portion	111,887	112,972
Revolving credit facility	40,500	41,000
Convertible subordinated notes due 2021	114,542	115,369
Obligations under capital leases, net of current portion	3,098	3,044
Deferred preneed cemetery revenue	56,875	56,871
Deferred preneed funeral revenue	31,265	31,187
Deferred tax liability	36,414	36,487
Other long-term liabilities	2,401	3,086
Deferred preneed cemetery receipts held in trust	71,972	72,534
Deferred preneed funeral receipts held in trust	97,607	97,240
Care trusts’ corpus	48,142	49,184
Total liabilities	647,653	649,060
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,434,000 shares issued at December 31, 2014 and March 31, 2015	224	224
Additional paid-in capital	212,386	212,268
Accumulated deficit	(17,468)	(11,050)
Treasury stock, at cost; 3,922,000 shares at December 31, 2014 and March 31, 2015	(15,267)	(15,267)
Total stockholders’ equity	179,875	186,175
Total liabilities and stockholders’ equity	$827,528	$835,235

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	(unaudited)
	For the Three Months Ended March 31,
	2014	2015

Revenues	$55,652	$63,253
Field costs and expenses	37,637	41,044
Gross profit	18,015	22,209
General and administrative expenses	9,677	7,690
Operating income	8,338	14,519
Interest expense, net	(3,015)	(3,377)
Loss on redemption of convertible junior subordinated notes	(3,779)	—
Other	1,130	(119)
Income from continuing operations before income taxes	2,674	11,023
Provision for income taxes	(1,043)	(4,605)
Net income from continuing operations	1,631	6,418
Net income from discontinued operations, net of tax	587	—
Net income available to common stockholders	$2,218	$6,418

Basic earnings per common share:
Continuing operations	$0.09	$0.35
Discontinued operations	0.03	—
Basic earnings per common share	$0.12	$0.35

Diluted earnings per common share:
Continuing operations	$0.09	$0.34
Discontinued operations	0.03	—
Diluted earnings per common share	$0.12	$0.34

Dividends declared per common share	$0.025	$0.025

Weighted average number of common and common equivalent shares outstanding:
Basic	17,984	18,208
Diluted	18,143	18,804

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Three Months Ended March 31,
	2014	2015
Cash flows from operating activities:
Net income	$2,218	$6,418
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of businesses and purchase of other assets	(2,039)	—
Depreciation and amortization	2,764	3,322
Amortization of deferred financing costs	232	226
Accretion of discount on convertible subordinated notes	171	827
Provision for losses on accounts receivable	700	424
Stock-based compensation expense	1,491	1,089
Deferred income tax (benefit) expense	(4,780)	1,559
Loss on redemption of convertible junior subordinated debentures	2,932	—
Other	(3)	—
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(245)	56
Inventories and other current assets	299	3,224
Deferred charges and other	(318)	111
Preneed funeral and cemetery trust investments	(5,258)	(760)
Accounts payable	(2,566)	(9)
Accrued and other liabilities	(2,387)	(5,020)
Deferred preneed funeral and cemetery revenue	(37)	(82)
Deferred preneed funeral and cemetery receipts held in trust	5,208	1,237
Net cash provided by (used in) operating activities	(1,618)	12,622

Cash flows from investing activities:
Acquisitions	—	(4,250)
Net proceeds from the sale of businesses and other assets	200	—
Capital expenditures	(5,048)	(6,398)
Net cash used in investing activities	(4,848)	(10,648)

Cash flows from financing activities:
Net (payments) borrowings on the revolving credit facility	(36,900)	500
Net payments on the term loan	(3,000)	(2,344)
Payments on other long-term debt and obligations under capital leases	(185)	(370)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	652	212
Dividends on common stock	(456)	(463)
Payment of loan origination costs related to the credit facility	—	(13)
Excess tax benefit of equity compensation	5,596	408
Proceeds from the issuance of convertible subordinated notes	143,750	—
Payment of debt issuance costs related to the convertible subordinated notes	(4,355)	—
Redemption of convertible junior subordinated debentures	(61,905)	—
Payments for performance-based stock awards	(16,150)	—
Net cash provided by (used in) financing activities	27,047	(2,070)

Net increase (decrease) in cash and cash equivalents	20,581	(96)
Cash and cash equivalents at beginning of period	1,377	413
Cash and cash equivalents at end of period	$21,958	$317

CARRIAGE SERVICES, INC.
CALCULATION OF EARNINGS PER SHARE
(in thousands, except share and per share data)

	(unaudited)
	For the Three Months Ended March 31,
	2014	2015
Numerator for basic and diluted earnings per share:
Numerator from continuing operations
Income from continuing operations	$1,631	$6,418
Less: Earnings allocated to unvested restricted stock	(37)	(100)
Income attributable to continuing operations	$1,594	$6,318

Numerator from discontinued operations
Income from discontinued operations	$587	$—
Less: Earnings allocated to unvested restricted stock	(13)	—
Income attributable to discontinued operations	$574	$—

Denominator
Denominator for basic earnings per common share - weighted average shares outstanding	17,984	18,208
Effect of dilutive securities:
Stock options	159	248
Convertible subordinated notes	—	348
Denominator for diluted earnings per common share - weighted average shares outstanding	18,143	18,804

Basic earnings per common share:
Continuing operations	$0.09	$0.35
Discontinued operations	0.03	—
Basic earnings per common share	$0.12	$0.35

Diluted earnings per common share:
Continuing operations	$0.09	$0.34
Discontinued operations	0.03	—
Diluted earnings per common share	$0.12	$0.34

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization and regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are deemed as Non-GAAP items such as withdrawable trust income, acquisition and divestiture expenses, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special items are taxed at the federal statutory rate of 34 percent for the three months ended March 31, 2014 and 2015, except for the accretion of the discount on Convertible Notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:

    This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three months ended March 31, 2014 and 2015 (in thousands):

	Three Months Ended March 31,

	2014	2015
Net Income from continuing operations	$1,631	$6,418
Special items, net of tax except for **
Withdrawable Trust Income	$149	$—
Acquisition and Divestiture Expenses	491	335
Severance Costs	209	84
Consulting Fees	159	76
Other Incentive Compensation	660	—
Accretion of Discount on Convertible Subordinated Notes **	171	827
Loss on Redemption of Convertible Junior Subordinated Debentures	2,493	—
Gain on Asset Purchase	(746)	—
Other Special Items	503	98
Tax Adjustment from Prior Period **	—	141
Total Special items affecting net income	$4,089	$1,561
Adjusted Net Income	$5,720	$7,979

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three months ended March 31, 2014 and 2015 (in thousands):

	Three Months Ended March 31,

	2014	2015
Net income from continuing operations	$1,631	$6,418
Net provision for income taxes	1,043	4,605
Pre-tax earnings from continuing operations	$2,674	$11,023
Interest expense	2,844	2,550
Accretion of discount on convertible subordinated notes	171	827
Loss on redemption of convertible junior subordinated debentures	3,779	—
Non-cash stock compensation	729	1,089
Depreciation & amortization	2,757	3,322
Other, net	(368)	119
Consolidated EBITDA	$12,586	$18,930
Adjusted For:
Withdrawable Trust Income	$225	$—
Acquisition and Divestiture Expenses	744	508
Severance Costs	317	127
Consulting Fees	241	115
Other Incentive Compensation	1,000	—
Adjusted Consolidated EBITDA	$15,113	$19,680
Revenue	$55,652	$63,253

Adjusted Consolidated EBITDA Margin	27.2%	31.1%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three months ended March 31, 2014 and 2015 (in thousands):

Funeral Field EBITDA	Three Months Ended March 31,

	2014	2015
Gross Profit (GAAP)	$14,521	$17,996
Depreciation & amortization	1,614	1,789
Regional & unallocated costs	1,946	1,937
Net financial income	(2,226)	(2,271)
Funeral Field EBITDA	$15,855	$19,451

Cemetery Field EBITDA	Three Months Ended March 31,

	2014	2015
Gross Profit (GAAP)	$3,494	$4,213
Depreciation & amortization	801	1,013
Regional & unallocated costs	433	588
Net financial income	(1,898)	(1,964)
Cemetery Field EBITDA	$2,830	$3,850

Total Field EBITDA	Three Months Ended March 31,

	2014	2015
Funeral Field EBITDA	$15,855	$19,451
Cemetery Field EBITDA	2,830	3,850
Funeral Financial EBITDA	2,226	2,271
Cemetery Financial EBITDA	1,898	1,964
Total Field EBITDA	$22,809	$27,536

Reconciliation of cash provided by operating activities to Adjusted Free Cash Flow from operations for the three months ended March 31, 2014 and 2015 (in thousands):

	Three Months Ended March 31,

	2014	2015
Cash flow provided by operations	$(1,618)	$12,622
Adjustment for tax benefit from Good to Great stock awards	4,800	—
Cash used for maintenance capital expenditures	(884)	(1,846)
Adjusted Free Cash Flow	$2,298	$10,776

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three months ended March 31, 2014 and 2015:

	Three Months Ended March 31,

	2014	2015
GAAP basic earnings per share from continuing operations	$0.09	$0.35
Special items affecting net income	0.22	0.08
Adjusted basic earnings per share	$0.31	$0.43

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three months ended March 31, 2014 and 2015:

	Three Months Ended March 31,

	2014	2015
GAAP diluted earnings per share from continuing operations	$0.09	$0.34
Special items affecting net income	0.22	0.08
Adjusted diluted earnings per share	$0.31	$0.42

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the consummation of the SCI acquisition, any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating, 4E leadership and Standard Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.